CERTIFICATE OF INCORPORATION OF
                          GLASGAL COMMUNICATIONS, INC.


         FIRST: The name of this corporation is Glasgal Communications, Inc.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805, and the name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

         THIRD: The name and mailing address of the incorporator of the corporation is:

         Michael I. Otner
         c/o Olshan Grundman Frome & Rosenzweig LLP
         505 Park Avenue
         New York, New York 10022

         FOURTH:  The purpose of the  corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of Delaware.

         FIFTH: The corporation is authorized to issue 38,000,000 shares, 34,000,000 of which are designated "Common Stock," $0.001 par value, and 4,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         SIXTH: In furtherance and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the corporation; provided, however, that any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding Article 3, Section 3.2 of the Bylaws of the corporation shall require a resolution adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the directors. Any

Bylaw amendment adopted by the stockholders increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding
Article 3, Section 3.2 of the Bylaws of the corporation shall require the approval of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

         SEVENTH: The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors. Any director or the entire Board of Directors may be removed from office by the stockholders of the corporation only for cause.

         EIGHTH: No stockholder will be permitted to cumulate votes in any election of directors.

         NINTH: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time upon the request in writing of a majority of the Board of Directors or by the Chairman of the Board or the President of the corporation. Any such request shall state the purpose or purposes of the proposed meeting. As soon as reasonably practicable after receipt of such a request, written notice of such meeting, stating the place, date (which shall be sixty (60) days from the date of the notice) and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting. Special meetings may not be called other than as provided in this ARTICLE NINTH.

         TENTH: Stockholders of the corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws. Stockholders may not take any action by written consent in lieu of a meeting. Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, TENTH, TWELFTH and this ARTICLE ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of this corporation entitled to vote thereon, unless such amendment or repeal has been previously approved by the vote of not less than sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors, in which case those Articles of this Certificate of Incorporation may be so amended or repealed by a vote of not less than a majority of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

         TWELFTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the directors of a corporation for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this ARTICLE TWELFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         THIRTEENTH: Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make this Certificate, under penalties of perjury, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of January, 1996.



                                           /S/ MICHAEL I. OTNER
                                           ---------------------------------
                                           Michael I. Otner
                                           Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GLASGAL COMMUNICATIONS, INC.

                UNDER SECTION 242 OF THE GENERAL CORPORATION LAW
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         It is hereby certified that:

         1. The name of the corporation is Glasgal Communications, Inc.

         2. The amendments of the certificate of incorporation effected by this certificate of amendment are (i) to change the name of the corporation and (ii) to increase the number of authorized shares of the corporation's capital stock.

         3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST in its entirety and the following new Article FIRST is substituted in lieu thereof:

                           "FIRST: The name of the corporation is Datatec Systems, Inc."

         4. The certificate of incorporation of the corporation is hereby amended by striking out Article FIFTH in its entirety and the following new Article FIFTH is substituted in lieu thereof:

                           "FIFTH: The corporation is authorized to issue 79,000,000 shares, 75,000,000 of which are designated "Common Stock," $.001 par value, and 4,000,000 of which are designated "Preferred Stock," $.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. "

         5. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  The undersigned declares under penalty of perjury under the laws of the State of Delaware that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

                                          Signed on January 7, 1998.



                                          By:/S/ JAMES CACI
                                             ---------------------------------
                                               James Caci
                                               Vice President of Finance,
                                               Chief Financial Officer,
                                               Secretary and Treasurer



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